Exhibit 99.1

Pivotal Reports Second Quarter Fiscal Year 2019 Financial Results

•                  Subscription revenue grew 51% year over year; Total revenue grew 30% year over year

•                  Subscription customers increased to 354; 19% growth year over year

•                  Dollar-based net expansion rate of 150%

SAN FRANCISCO — September 12, 2018 — Pivotal Software, Inc. (NYSE: PVTL), a leading cloud-native platform provider, today reported results for the fiscal 2019 second quarter ended August 3, 2018.

“Pivotal delivered another strong performance in the second quarter. We remain focused on customer success and winning new customers with our differentiated, multi-cloud platform. Subscription revenue growth of 51% and 30% total revenue growth were driven by customer expansions and new customer wins,” said Rob Mee, CEO of Pivotal Software. “Organizations that work with Pivotal learn to build iteratively, deliver continuously and operate securely and reliably at scale. We’ve shown that Pivotal’s cloud-native platform, developer tools, and unique methodology provide the elements necessary to modernize an enterprise.”

Second Quarter Fiscal Year 2019 Financial Results

Revenue: Subscription revenue was $97.5 million, an increase of 51% year over year. Total revenue was $164.4 million, an increase of 30% year over year.

Operating Loss: GAAP operating loss was $35.4 million, or 22% of total revenue, compared to a loss of $38.2 million in Q2 of last year. Non-GAAP operating loss was $14.6 million, or 9% of total revenue, compared to a loss of $29.9 million year over year.

Net Loss: GAAP net loss was $35.6 million, compared to a loss of $35.4 million year over year. GAAP net loss per share was $0.14, compared to a loss of $0.52 in Q2 of last year. Non-GAAP net loss was $14.8 million, compared to a loss of $27.1 million year over year. Non-GAAP net loss per share was $0.06, compared to a loss of $0.13 in Q2 of last year.

Cash Flow: Operating cash flow for the quarter was $18.4 million compared to negative operating cash flow of $56.5 million in Q2 of last year.

Cash and cash equivalents were $671.7 million as of August 3, 2018.

Recent Business Highlights

•                  Subscriptions customers grew 19% year over year to 354 in Q2

•                  Dollar-based net expansion rate was 150%

•                  Released significant updates to Pivotal Cloud Foundry in the quarter including:

•                  PAS 2.2 delivered support for deployment on Microsoft Azure Stack along with other enhancements to improve developer productivity and security of the platform

•                  PKS 1.1 included new high-availability deployment options and includes the most recent  version of Kubernetes open-source

•                  Joined Google in launching a new open-source project for serverless functions called Knative. After making significant contributions to Knative, we will use this along with our own project Riff to create Pivotal Functions Service

•                  HCL, a global systems integrator, extended its collaboration with Pivotal to build a global network of ‘Cloud Native Labs’ where enterprises will be able to build new and modernize existing applications for deployment to PCF

•                  Awarded Microsoft Azure US Consumption 2018 Partner of the Year, for the second consecutive year

•                  Winner of the Solstice 2018 Partner of the Year award

Financial Outlook

For the third quarter of fiscal 2019, Pivotal currently expects:

•                  Subscription revenue of $97.5 to $98.5 million

•                  Total revenue of $163 to $165 million

•                  Non-GAAP loss from operations of $23 to $22 million

•                  Non-GAAP net loss per share of 9¢ to 8¢ assuming weighted average shares outstanding of approximately 258 million

For the full fiscal year 2019, Pivotal currently expects:

•                  Subscription revenue of $386.5 to $390.5 million

•                  Total revenue of $647 to $653 million

•                  Non-GAAP loss from operations of $86 to $83 million

•                  Non-GAAP net loss per share of 36¢ to 34¢, assuming weighted average shares outstanding of approximately 251 million

Pivotal has not reconciled these forward-looking non-GAAP measures to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call and Webcast Information

Pivotal will host a conference call at 2:00pm PDT (5:00pm EDT) today to discuss our financial results. A live audio webcast of the conference call will be accessible on Pivotal’s investor relations web page at https://pivotal.io/investors. A replay of the webcast will be available following the conference call.

About Pivotal

Pivotal combines our cloud-native platform, developer tools, and unique methodology to help the world’s largest companies transform the way they build and run their most important applications. Our technology is used by Global 2000 companies to achieve strategic advantages in software development and IT operations. Learn more at pivotal.io.

Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Key Metric Definitions

Subscription Customers: Pivotal defines the number of subscription customers as the organizations that have a subscription contract for Pivotal’s software resulting in at least $50,000 of annual revenue in that period.

Dollar-Based Net Expansion Rate: Pivotal’s dollar-based net expansion rate compares its subscription revenue from a common group of customers across comparable periods. Pivotal calculates its dollar-based net expansion rate for all periods on a trailing four-quarter basis.

Forward-Looking Statements

This press release contains statements relating to Pivotal’s expectations, projections, beliefs, and prospects (including statements regarding Pivotal’s financial outlook, regarding Pivotal’s collaboration with HCL, and regarding Knative, Riff and Pivotal Function Service), which are “forward-looking statements” within the meaning of the federal securities laws and by their nature are uncertain. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of many factors, including but not limited to: (i) Pivotal’s limited operating history as an independent company, which makes it difficult to evaluate Pivotal’s prospects; (ii) the substantial losses Pivotal has incurred and the risks of not being able to generate sufficient revenue to achieve and sustain profitability; (iii) Pivotal’s future success depending in large part on the growth of Pivotal’s target markets; (iv) Pivotal’s future growth depending largely on Pivotal Cloud Foundry and Pivotal’s platform-related services; (v) Pivotal’s subscription revenue growth rate not being indicative of Pivotal’s future performance or ability to grow; (vi) Pivotal’s business and prospects being harmed if customers do not renew their subscriptions or expand their use of Pivotal’s platform; (vii) any failure by Pivotal to compete effectively; (viii) Pivotal’s long and unpredictable sales cycles that vary seasonally and which can cause significant variation in the number and size of transactions that can close in a particular quarter; (ix) Pivotal’s lack of control of and inability to predict the future course of open-source technologies, including those used in Pivotal Cloud Foundry; and (x) any security or privacy breaches. All information set forth in this release is current as of the date of this release. These forward-looking statements are based on current expectations and are subject to uncertainties, risks, assumptions, and changes in condition, significance, value and effect as well as other risks disclosed previously and from time to time in documents filed by us with the U.S. Securities and Exchange Commission (SEC), including Pivotal’s prospectus dated April 19, 2018, and filed pursuant to Rule 424(b) under the U.S. Securities Act of 1933, as amended. Additional information will be made available in Pivotal’s quarterly report on Form 10-Q and other future reports that Pivotal may file with the SEC, which could cause actual results to vary from expectations. Pivotal disclaims any obligation to, and does not currently intend to, update any such forward-looking statements, whether written or oral, that may be made from time to time except as required by law.

Pivotal Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts); (unaudited)

	Three Months Ended		Six Months Ended
	August 3,	August 4,	August 3,	August 4,
	2018	2017	2018	2017
Revenue:
Subscription	$97,494	$64,566	$187,615	$117,989
Services	66,914	61,444	132,528	129,231
Total revenue	164,408	126,010	320,143	247,220
Cost of revenue:
Subscription	8,105	7,618	16,234	15,116
Services	53,129	48,726	104,291	100,261
Total cost of revenue	61,234	56,344	120,525	115,377
Gross profit	103,174	69,666	199,618	131,843
Operating expenses:
Sales and marketing	70,550	52,875	139,688	105,032
Research and development	47,001	39,661	91,429	79,679
General and administrative	21,025	15,364	37,433	33,777
Total operating expenses	138,576	107,900	268,550	218,488
Loss from operations	(35,402)	(38,234)	(68,932)	(86,645)
Other income, net	237	1,910	546	2,631
Loss before provision for (benefit from) income taxes	(35,165)	(36,324)	(68,386)	(84,014)
Provision for (benefit from) income taxes	437	(822)	(227)	2,832
Net loss	(35,602)	(35,502)	(68,159)	(86,846)
Less: Net loss (income) attributable to non-controlling interest	(5)	118	37	(84)
Net loss attributable to Pivotal	$(35,607)	$(35,384)	$(68,122)	$(86,930)
Net loss per share attributable to common stockholders, basic and diluted	$(0.14)	$(0.52)	$(0.38)	$(1.28)
Weighted average shares outstanding used in computing net loss per share attributable to common stockholders, basic and diluted	257,240	68,330	181,404	68,142

Pivotal Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands); (unaudited)

	August 3,	February 2,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$671,708	$73,012
Accounts receivable, less allowance for doubtful accounts of $3,431 and $3,264 as of August 3, 2018 and February 2, 2018, respectively	132,443	210,677
Due from Parent	1,531	31,096
Deferred sales commissions, current	35,594	38,937
Other assets, current	15,698	13,012
Total current assets	856,974	366,734
Property, plant and equipment, net	28,772	31,985
Intangible assets, net	21,752	26,651
Goodwill	696,226	696,226
Deferred income taxes	561	463
Deferred sales commissions, noncurrent	23,960	24,890
Other assets, noncurrent	4,834	6,448
Total assets	$1,633,079	$1,153,397
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$16,477	$17,214
Due to Parent	11,576	15,451
Accrued expenses	46,935	64,251
Income taxes payable	1,312	1,748
Deferred revenue, current	244,727	260,341
Other liabilities, current	6,704	1,109
Total current liabilities	327,731	360,114
Deferred revenue, noncurrent	61,882	57,126
Deferred income taxes	131	427
Debt, noncurrent	—	20,000
Other liabilities, noncurrent	8,520	7,931
Total liabilities	398,264	445,598
Redeemable convertible preferred stock	—	1,248,327
Stockholders’ equity (deficit):
Class A common stock	819	43
Class B common stock	1,755	650
Additional paid-in capital	2,436,568	595,113
Accumulated deficit	(1,210,722)	(1,142,600)
Accumulated other comprehensive income	5,720	5,554
Total Pivotal stockholders’ equity (deficit)	1,234,140	(541,240)
Non-controlling interest	675	712
Total stockholders’ equity (deficit)	1,234,815	(540,528)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$1,633,079	$1,153,397

Pivotal Software, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands); (unaudited)

	Three Months Ended		Six Months Ended
	August 3,	August 4,	August 3,	August 4,
	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(35,602)	$(35,502)	$(68,159)	$(86,846)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,599	5,750	9,354	11,073
Stock-based compensation expense	19,044	5,402	29,805	11,409
Provision for doubtful accounts	388	—	619	—
Deferred income taxes	64	(122)	(405)	209
Gain on sale of investment	—	—	(3,234)	—
Other	1,449	1,230	1,461	855
Changes in assets and liabilities:
Accounts receivable	46,454	(28,362)	76,340	13,764
Due from Parent	(7)	—	(236)	—
Deferred sales commissions	3,075	452	4,272	3,024
Other assets	(3,920)	(3,237)	(2,457)	(3,746)
Accounts payable	3,984	3,056	(547)	4,640
Due to Parent	(2,130)	(16,962)	(3,185)	(23,128)
Deferred revenue	(31,218)	5,238	(10,554)	(7,774)
Accrued expenses	5,692	7,827	(16,213)	13,468
Other liabilities	6,497	(1,287)	5,959	2,086
Net cash provided by (used in) operating activities	18,369	(56,517)	22,820	(60,966)
Cash flows from investing activities:
Additions to property, plant and equipment	(2,173)	(3,036)	(4,052)	(8,458)
Proceeds from sale of investment	—	—	3,234	—
Net cash used in investing activities	(2,173)	(3,036)	(818)	(8,458)
Cash flows from financing activities:
Proceeds from the initial public offering, net of issuance costs paid	(2,580)	—	544,674	—
Proceeds from the issuance of common stock	2,814	2,145	9,424	3,935
Contribution from DellEMC	9,300	25,800	41,277	25,800
Borrowings on credit facility	—	—	15,000	—
Repayments on credit facility	—	—	(35,000)	—
Net cash provided by financing activities	9,534	27,945	575,375	29,735
Effect of exchange rate changes on cash and cash equivalents	512	(1,484)	1,319	(1,798)
Net increase (decrease) in cash and cash equivalents	26,242	(33,092)	598,696	(41,487)
Cash and cash equivalents at beginning of period	645,466	125,478	73,012	133,873
Cash and cash equivalents at end of period	$671,708	$92,386	$671,708	$92,386

Pivotal Software, Inc.

GAAP to Non-GAAP Reconciliation

(in thousands, except percentages and per share amounts); (unaudited)

	Three Months Ended August 3, 2018
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$8,105	$(411)	$(433)	$—	$7,261
Subscription gross margin	92%	0%	0%	—%	93%
Cost of services revenue	53,129	(4,188)	—	—	48,941
Services gross margin	21%	6%	—%	—%	27%
Gross profit	103,174	4,599	433	—	108,206
Gross margin	63%	3%	0%	—%	66%
Sales and marketing	70,550	(5,688)	(910)	—	63,952
Research and development	47,001	(5,386)	—	—	41,615
General and administrative	21,025	(3,371)	(384)	—	17,270
Total operating expenses	138,576	(14,445)	(1,294)	—	122,837
Loss from operations	(35,402)	19,044	1,727	—	(14,631)
Operating margin	(22)%	12%	1%	—%	(9)%
Other income (expense), net	237	—	—	—	237
Net loss attributable to Pivotal	$(35,607)	$19,044	$1,727	$—	$(14,836)
Net loss per share, basic and diluted (1)	$(0.14)				$(0.06)

(1) GAAP and Non-GAAP net loss per common share calculated based upon 257,240 basic and diluted weighted average shares outstanding of common stock.

	Three Months Ended August 4, 2017
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$7,618	$(87)	$(1,318)	$—	$6,213
Subscription gross margin	88%	0%	2%	—%	90%
Cost of services revenue	48,726	(1,186)	—	—	47,540
Services gross margin	21%	2%	—%	—%	23%
Gross profit	69,666	1,273	1,318	—	72,257
Gross margin	55%	1%	1%	—%	57%
Sales and marketing	52,875	(1,697)	(1,232)	—	49,946
Research and development	39,661	(1,372)	—	—	38,289
General and administrative	15,364	(1,060)	(359)	—	13,945
Total operating expenses	107,900	(4,129)	(1,591)	—	102,180
Loss from operations	(38,234)	5,402	2,909	—	(29,923)
Operating margin	(30)%	4%	2%	—%	(24)%
Other income (expense), net	1,910	—	—	—	1,910
Net loss attributable to Pivotal	$(35,384)	$5,402	$2,909	$—	$(27,073)
Net loss per share, basic and diluted (1)	$(0.52)				$(0.13)

(1) GAAP net loss per common share calculated based upon 68,330 basic and diluted weighted average shares outstanding of common stock. Non-GAAP net loss per common share calculated based upon 216,209 basic and diluted weighted average shares outstanding of common stock.

	Six Months Ended August 3, 2018
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$16,234	$(638)	$(865)	$—	$14,731
Subscription gross margin	91%	0%	0%	—%	92%
Cost of services revenue	104,291	(6,477)	—	—	97,814
Services gross margin	21%	5%	—%	—%	26%
Gross profit	199,618	7,115	865	—	207,598
Gross margin	62%	2%	0%	—%	65%
Sales and marketing	139,688	(9,259)	(1,816)	—	128,613
Research and development	91,429	(8,250)	—	—	83,179
General and administrative	37,433	(5,181)	(767)	—	31,485
Total operating expenses	268,550	(22,690)	(2,583)	—	243,277
Loss from operations	(68,932)	29,805	3,448	—	(35,679)
Operating margin	(22)%	9%	1%	—%	(11)%
Other income (expense), net	546	—	—	(3,234)	(2,688)
Net loss attributable to Pivotal	$(68,122)	$29,805	$3,448	$(3,234)	$(38,103)
Net loss per share, basic and diluted (1)	$(0.38)				$(0.16)

(1) GAAP net loss per common share calculated based upon 181,404 basic and diluted weighted average shares outstanding of common stock. Non-GAAP net loss per common share calculated based upon 240,719 basic and diluted weighted average shares outstanding of common stock.

	Six Months Ended August 4, 2017
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$15,116	$(180)	$(2,618)	$—	$12,318
Subscription gross margin	87%	0%	2%	—%	90%
Cost of services revenue	100,261	(2,505)	—	—	97,756
Services gross margin	22%	2%	—%	—%	24%
Gross profit	131,843	2,685	2,618	—	137,146
Gross margin	53%	1%	1%	—%	55%
Sales and marketing	105,032	(3,352)	(2,469)	—	99,211
Research and development	79,679	(3,084)	—	—	76,595
General and administrative	33,777	(2,288)	(710)	—	30,779
Total operating expenses	218,488	(8,724)	(3,179)	—	206,585
Loss from operations	(86,645)	11,409	5,797	—	(69,439)
Operating margin	(35)%	5%	2%	—%	(28)%
Other income (expense), net	2,631	—	—	—	2,631
Net loss attributable to Pivotal	$(86,930)	$11,409	$5,797	$—	$(69,724)
Net loss per share, basic and diluted (1)	$(1.28)				$(0.32)

(1) GAAP net loss per common share calculated based upon 68,142 basic and diluted weighted average shares outstanding of common stock. Non-GAAP net loss per common share calculated based upon 216,021 basic and diluted weighted average shares outstanding of common stock.

Pivotal Software, Inc.

GAAP to Non-GAAP Weighted Average Shares Outstanding Reconciliation

(in thousands); (unaudited)

	Three Months Ended		Six Months Ended
	August 3,	August 4,	August 3,	August 4,
	2018	2017	2018	2017
GAAP weighted average shares outstanding, basic and diluted	257,240	68,330	181,404	68,142
Assumed preferred stock conversion	—	147,879	59,315	147,879
Non-GAAP weighted average shares outstanding, basic and diluted	257,240	216,209	240,719	216,021

About Non-GAAP Financial Measures

To supplement Pivotal’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Pivotal provides investors with certain non-GAAP financial measures, including: non-GAAP cost of subscription, non-GAAP cost of services, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and non-GAAP weighted average shares outstanding. Certain of these non-GAAP financial measures exclude stock-based compensation, amortization of intangible assets and gain on sale of investment. For more information on the comparable GAAP to non-GAAP financial measures, please see the reconciliation table included with this release.

Management believes non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. Management also believes that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Pivotal to other companies some of which use similar non-GAAP financial measures to supplement their GAAP results. Management believes non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP financial measures used by other companies.

Pivotal excludes stock-based compensation because it is non-cash in nature and excludes it in order to facilitate comparisons to other companies’ results. Pivotal excludes amortization of intangible assets because it is consistent with how management evaluates operating results and prepares financial plans and forecasts. While the purchase accounting for an acquisition reflects the accounting value assigned to intangible assets, management believes the GAAP impact of acquired intangible assets is not representative of long term operating results. Pivotal excludes gains/losses on sales of strategic investments because management believes these are more reflective of discrete events and less reflective of results in a particular period.

Source: Pivotal Investor Relations

Pivotal Software

Investor Contact:

Helyn Corcos

hcorcos@pivotal.io

or

Media Contact:

press@pivotal.io

©2018 Pivotal Software, Inc. All rights reserved. Pivotal is a trademark and/or registered trademark of Pivotal Software, Inc. in the United States and/or other countries.